EXHIBIT 10.1

CLECO CORPORATION
EXECUTIVE SEVERANCE PLAN
(as amended and restated)
AMENDMENT NO. 3

WHEREAS, Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), maintains the Executive Severance Plan, effective October 28, 2011, as later amended (the “Plan”), which plan is intended to be a welfare benefit plan for the benefit of a select group of key management employees of the Company and its Affiliates within the meaning of the Employee Retirement Income Security Act of 1974, as amended;

WHEREAS, the Compensation Committee of the Company’s Board of Directors now desires to amend the Plan for the purpose of imposing certain conditions on the receipt of benefits thereunder, and Section 7.3 of the Plan permits such amendment, subject to notification contemplated therein;

NOW, THEREFORE,     the Plan shall be amended, as follows:

1.    Section 2.12 of the Plan shall be amended and restated in its entirety as follows:

“2.12    “Participant” means a Covered Executive who has satisfied the conditions of Section 3.2 hereof and is otherwise eligible to receive benefits hereunder.”

2.    Section 3.2 of the Plan shall be amended and restated in its entirety as follows:

“3.2    Waiver, Release and Covenants. Upon a Covered Executive’s Qualifying Separation, the Committee, or its designee, shall provide to such executive written notice of his or her eligibility for Severance Benefits hereunder; provided, however, that as a condition of receiving such benefits, he or she shall be required to execute and timely deliver to the Company such agreement or agreements as the Company, in its sole discretion, shall deem necessary or appropriate to protect its business and economic value, including the business and economic value of its Affiliates, such agreement or agreements to provide for any one or more of the following: a waiver and release in favor of the Company and its Affiliates; covenants protecting confidential information; covenants prohibiting competition; covenants prohibiting the solicitation of customers and employees; and prohibitions on disparagement by the Executive and the Company and to be substantially in the form attached hereto as Exhibit 1, ‘Basic Waiver, Release and Covenants Agreement, as the same may be modified in the discretion of the Committee from time to time.”

THIS AMENDMENT NO. 3 has been duly adopted by the Compensation Committee and the Board of Directors of the Company on July 23, 2015, to be effective 30 days thereafter.

CLECO CORPORATION:

By:	/s/ Judy P. Miller	Date: July 23, 2015
Judy P. Miller, Senior Vice President

EXHIBIT 1

CLECO CORPORATION EXECUTIVE SEVERANCE PLAN
BASIC WAIVER, RELEASE AND COVENANTS AGREEMENT

Name of Executive:
Date of Delivery:
Type and Duration of Severance:
❑ Basic Severance     ❑ Change in Control Severance
Duration:     weeks

THIS BASIC WAIVER, RELEASE AND COVENANTS AGREEMENT (the “Agreement”) is made and delivered by the executive named above (“Executive”) in consideration and as a condition of the receipt of payments as a Covered Executive under and a Participant in the Executive Severance Plan maintained by Cleco Corporation (the “Company”), first effective as of October 28, 2011, as the same has been amended from time to time (the “Plan”), the adequacy of which consideration is hereby acknowledged.

1.    WAIVER AND RELEASE:

1.1    Claims Released. Executive, on his or her own behalf and on behalf of Executive’s heirs, successors and assigns, hereby releases and discharges the Company and its Affiliates, and their respective past, present, or future parents, subsidiaries and affiliates, regardless of the form of entity in which maintained, shareholders, officers, directors, managers, members, partners, owners, agents, trustees, administrators, insurers, attorneys, employees, and employee benefit plans or funds and their fiduciaries, including any predecessors, successors and/or assigns thereto (collectively, the “Protected Parties”) from any claims, demands, causes of action and liabilities of any kind (including attorneys’ fees and costs), whether based in law or equity, whether contractual or based in common or statutory law, including federal, state, and local laws, whether known or unknown, which Executive had, may now have, or hereafter may have, against the Protected Parties based upon facts occurring up to and including the date of the execution of this Agreement, other than the claims retained as provided in Section 1.2 hereof. Without limiting the generality of the foregoing, Executive hereby specifically releases and discharges the Protected Parties from:

a.     Any claims relating to Executive’s employment by the Protected Parties, including the termination thereof, the terms and conditions of such employment, employee benefits and compensation related to such employment, and/or any of the events relating, directly or indirectly, to or surrounding Executive’s termination, including but not limited to claims for discriminatory, wrongful or retaliatory discharge, breach of contract, tort, defamation, slander, and emotional distress; and

b.     Any claims of discrimination, harassment, whistle blowing or retaliation in connection with Executive’s employment, and the termination thereof, whether arising under federal, state or local law, including, without limitation, all claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Reconstruction Era Civil Rights Act of 1866, 42 USC §§ 1981-86, as amended, the Rehabilitation Act of 1973, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended, the Sarbanes-Oxley Act of 2002, and, to the extent applicable to Executive, the Age Discrimination in Employment Act of 1967, as amended, and the Older Workers’ Benefit Protection Act of 1990, as amended.

1.2    Claims Retained. Notwithstanding the generality of the foregoing Section 1.1, Executive does not waive or release any right or claim: (a) arising after the date on which Executive executes this Agreement; (b) ordinary claims for benefits accrued and vested or due as of his or her Separation Date under any benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or other benefit plan or arrangement sponsored and maintained by the Protected Parties; (c) severance amounts payable to him or her under the terms of the Plan, as described above, including the Cash Payment in Lieu of Outplacements and Medical Benefits/Payments, each as more fully described in the Plan; (d) any claim for compensation due under applicable law that cannot be waived as a matter of public policy; (e) any right to indemnification that Executive may possess as a director, manager, officer or employee of any of the Protected Parties to the fullest extent provided under the indemnification and insurance arrangements or governing documents of such parties or applicable law; and (f) any other right or benefit required by law to be provided.

1.3    Charges. Nothing contained herein shall be deemed to prevent Executive from filing a charge or complaint, including a challenge to the validity of Section 1.1 of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”) or from participating in any investigation or proceeding conducted by the EEOC; provided that Executive understands and agrees that he or she shall not be entitled to participate in or receive any damages or other type or form of award relating to any event that occurred prior to his or her execution of this Agreement as a consequence thereof.

2.    EXECUTIVE’S COVENANTS:

2.1    Confidential Information. Executive recognizes and acknowledges that he or she has and will continue to possess confidential, proprietary, non-public information concerning the Protected Parties, whether or not deemed a “trade secret” under applicable law, which may include, without limitation: (a) books and records relating to operations, finance, accounting, personnel and management; (b) cost, price, rate and volume data, future price, rate and trading plans, and test data; (c) product and plant design and development; (d) records, computer software, customer lists, information obtained on competitors, and sales tactics; and (e) various other non-public trade or business information, including strategic business opportunities, marketing, business diversification and expansion plans, acquisitions, dispositions, methods and processes, financial data and the like (collectively, the “Confidential Information”). Executive agrees that he or she will not, at any time, make any independent use or disclosure of the Confidential Information, provided that nothing contained herein shall prohibit the use and disclosure of Confidential Information: (x) with the prior written consent of the Company; (y) to the extent required by law or by legal process, provided that Executive shall furnish to the Company not less than five business days prior to such disclosure, or such shorter period as may be necessitated by facts and circumstances, written notice of such law or process, including a copy of all relevant documents, and shall cooperate with the Company to object to such disclosure or to place such disclosure under seal; or (z) if and to the extent such information shall have become public information, other than on account of Executive’s breach of this covenant.

2.2    Non-Solicitation of Employees. Executive agrees that during the Restricted Period (as defined below), he or she shall not, directly or indirectly, whether for his or her own benefit or on behalf of another, or to the Company’s detriment, hire or offer to hire, or cause any person to hire or offer to hire, any officer, employee or manager of the Protected Parties, or persuade, or attempt to persuade, any such officer, employee or manager to discontinue any relationship with the Protected Parties; provided that general advertisements and/or contact by third-party recruiters that is not initiated, directly or indirectly, by Executive shall not be deemed a breach hereof. For purposes of this Section 2.2, the term “officer, employee or manager of the Protected Parties” shall mean and be deemed to refer to individuals who are employed by the Protected Parties and individuals who ceased employment with the Protected Parties during the six-month period preceding the occurrence of a solicitation prohibited hereunder.”

2.3    Business Reputation. Executive agrees that he or she shall refrain from performing any act, engaging in any conduct or course of conduct or making or publishing an adverse, untrue or misleading statement which has, or may reasonably have, the effect of demeaning the name or business reputation of the Protected Parties or which adversely affects, or may be reasonably expected to adversely affect, the best interests, economic or otherwise, of the Protected Parties, except to the extent such statement or conduct may be required by law or legal process.

The Company agrees that it shall direct its directors and executive officers to refrain from performing any act, engaging in any conduct or course of conduct, or making or publishing an adverse, untrue or misleading statement which has, or may reasonably have, the effect of demeaning the name or business reputation of Executive or which adversely affects, or may be reasonably expected to adversely affect, the best interests, economic or otherwise, of Executive, except to the extent such statement or conduct may be required by law or legal process.

2.4    Non-Solicitation of Customers. Executive agrees that during the Restricted Period, Executive shall not, directly or indirectly, for Executive’s own benefit, on behalf of another, or to the detriment of the Protected Parties, solicit for any business purpose, divert, or attempt to solicit for any business purpose or attempt to divert, any customer of the Protected Parties, determined as of Executive’s Separation Date; provided that this restriction on solicitation shall apply to any customer located or doing business in the Restricted Area or who is otherwise named by the Protected Parties on an exhibit hereto.

2.5    Non-Competition. Executive agrees that during the Restricted Period, Executive shall not carry on or engage in, whether directly or indirectly, and whether as a director, officer, employee, partner, contractor, consultant, agent or other advisor, a business that competes with the Company’s Business (as defined below); provided that nothing contained herein shall prevent Executive from acquiring or holding less than 2% of the equity securities of a publicly-traded company that is engaged in the Company’s Business. The foregoing covenant shall apply only to activities carried on in or related to the Restricted Area.

2.6    Restrictions Reasonable; Severable; Reformation Permitted. Executive agrees that each of the covenants set forth in this Section 2 is intended to constitute a separate restriction. Should any covenant be declared invalid or unenforceable, such covenant shall be deemed severable from and shall not affect the remainder thereof. Executive further agrees that the covenants set forth in this Section 2 are reasonable in both time and geographic scope. Should a court of law or arbitrator, as the case may be, determine that any covenant set forth herein is unenforceable, such covenant shall be deemed reformed to the minimum extent necessary to permit its enforcement.

2.7    Remedies. In the event of a breach, or threatened breach, by Executive of the covenants set forth in this Section 2, Executive agrees that the Company shall be entitled to a temporary restraining order or a preliminary injunction, without the requirement of bond, which may be obtained by means of a judicial proceeding or arbitration, as determined in the discretion of the Company. To the maximum extent permitted by law, Executive further acknowledges that the Company shall have no further obligation to provide any payment or benefit due to Executive, or his or her estate, spouse or dependents, under the Plan following such breach or threatened breach. Executive agrees that the remedies set forth here shall be in addition to any other legal remedy available to the Company, including damages.

3.    DEFINITIONS: Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Plan, a copy of which has been furnished to Executive.

3.1    The term “Company’s Business” shall mean the regulated electric utility business conducted within the State of Louisiana and the ownership and operation of merchant power facilities.

3.2    The term “Restricted Area” shall mean the State of Louisiana, Parishes of Acadia, Allen, Avoyelles, Beauregard, Calcasieu, Catahoula, DeSoto, Evangeline, Grant, Iberia, Jefferson Davis, Lafayette, Natchitoches, Rapides, Red River, Sabine, St. Landry, St. Martin, St. Mary, St. Tammany, Vernon, and Washington, and the State of Mississippi, Counties of Coahoma and Yazoo.

3.3    The term “Restricted Period” shall mean the number of months during which Executive’s Severance Benefits are payable under the terms of the Plan (specified above), measured from Executive’s Separation Date, but in no event more than 24 months.

4.    GENERAL PROVISIONS:

4.1    Arbitration. In addition to the Company’s equitable remedies provided under paragraph 2.7 hereof, which need not be exclusively resolved by arbitration, in the event that any legal dispute arises in connection with, relating to, or concerning this Agreement, or in the event of any claim for breach or violation of any provision of this Agreement, Executive agrees that such dispute or claim will be resolved by arbitration. Any such arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association (“AAA”) governing employment disputes. Any such dispute or claim will be presented to a single arbitrator selected by mutual agreement of Executive and the Company (or the arbitrator will be selected in accordance with the rules of the AAA). All determinations of the arbitrator will be final and binding upon Executive and the Company. Except as provided in Section 4.8 hereof, each party to the arbitration proceeding will bear its own fees and costs in connection with such arbitration proceedings, and the costs and expenses of the arbitrator will be divided evenly between such parties. The venue for any arbitration proceeding and for any judicial proceeding related to this arbitration provision, including a judicial proceeding to enforce this provision, will be in Pineville, Louisiana.

4.2    Entire Agreement. This Agreement constitutes the final and complete understanding and agreement hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among Executive and the Protected Parties other than those set forth herein; provided that Executive shall remain bound to any confidentiality provisions contained in a handbook, policy or separate agreement with the Company or its Affiliates and Executive shall further be bound by the terms of any additional agreement entered into as a condition of payment under the Plan.

4.3    Amendment. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by Executive and the Company.

4.4    Choice of Law. The validity of this Agreement, the construction of its terms, and the determination of the rights and obligations of Executive hereunder shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such state, without regard to the choice of law provisions thereof.

4.5    Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by a nationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent first class mail, postage prepaid, in each case as follows:

If to Executive:	Addressed to Executive
Most Recent Address on File with the Company

If to the Company:	Cleco Corporation
2030 Donahue Ferry Road
Pineville, LA 71360
Attention: General Counsel

or to such other address as Executive or the Company, as the case may be, may designate by notice to the other.

4.6    Successors and Assigns. This Agreement will inure to the benefit of, and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company, corporation or other entity that may acquire substantially all of the Company’s assets or businesses or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. This Agreement will be binding upon Executive, his or her heirs, estate, legatees and legal representatives.

4.7    Waiver. The failure of the Company to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of either party with respect to such term, covenant or condition will continue in full force and effect.

4.8    Attorneys’ Fees. Section 7.9 of the Plan, Attorneys’ Fees, shall be deemed incorporated herein by this reference and shall be applicable in accordance with its terms to any proceeding or arbitration hereunder.

4.9    Executive’s Acknowledgements. Executive understands that Section 1 of this Agreement constitutes a general waiver and release in favor of the Protected Parties, as more fully set forth therein. In connection with such waiver and release Executive acknowledges:

a.    That he or she has been advised to consult an attorney before signing this Agreement and that Executive has done so or has determined that such consultation is not necessary.

b.    That the Agreement was furnished to him or her on or before the date specified above (the “Delivery Date”) and that he or she has 45 calendar days after the Delivery Date to consider whether to sign this Agreement, without alteration, and return it to the Company by first class mail or by hand delivery, and that if he or she executes and delivers this Agreement before the expiration of the 45-day period, Executive will be deemed to have waived the balance of the period.

c.    That if Executive fails to execute and deliver this Agreement to the Company before the expiration of such 45-day period, he or she shall be deemed to have forfeited any right or benefit due to him or her under the Plan.

d.    That he or she has been given an opportunity to review this Agreement, including the waiver and release included in Section 1 hereto, that he or she fully understands its provisions, and that he or she has voluntarily entered into this Agreement.

e.    That he or she may revoke this Agreement by providing written notice to the Company by hand delivery or by U.S. mail, postage prepaid, in accordance with Section 4.5 hereof, during the seven-day period following its execution; thereafter, this Agreement shall be irrevocable. Executive acknowledges that if he or she revokes this Agreement, the Company shall have no obligation to provide the consideration offered under the Plan.

THIS WAIVER, RELEASE AND COVENANTS AGREEMENT has been executed on this ____ day of ______________________, 201___.

EXECUTIVE:	WITNESS:

Signature	Signature

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